Exhibit 10.1

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”) is dated as of April 7, 2009 between CELL THERAPEUTICS, INC., a Washington corporation (the “Company”), and MILFAM I L.P. (the “Holder”).

WHEREAS, the Holder holds 100 shares of the Company’s Series A 3% Convertible Preferred Stock (“Preferred Stock”) and associated warrants (the “Associated Warrants”) to purchase shares of the Company’s common stock, no par value (“Common Stock”);

WHEREAS, the Company wishes to issue 288,517 shares of newly-issued shares of Common Stock to the Holder in exchange for such 100 shares of Preferred Stock and such Associated Warrants; and

WHEREAS, the Holder wishes to surrender such 100 shares of Preferred Stock and such Associated Warrants to the Company in exchange for such 288,517 shares of newly-issued Common Stock.

NOW, THEREFORE, the Company and the Holder agree as follows:

1. EXCHANGE. Simultaneously with the execution of this Agreement, the Company shall and hereby does issue to the Holder 288,517 unlegended and freely tradable shares of newly-issued Common Stock (such 288,517 shares of Common Stock are referred to herein as the “Shares”) in exchange for the Holder’s 100 shares of Preferred Stock and such Associated Warrants, and the Holder shall and hereby does surrender such 100 shares of Preferred Stock and such Associated Warrants to the Company in exchange for such Shares. It is expressly understood and agreed that such exchange is made under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). The Company shall not issue any stop-transfer order, instruction or other restriction with respect to any of the Shares.

(a) Delivery of Preferred Stock. The Holder agrees to, within three business days after the date of this Agreement, deliver to the Company the share certificate representing all 100 shares of the Holder’s Preferred Stock and the warrant instrument representing the Associated Warrants.

(b) Delivery of Shares. The Company agrees to credit the number of Shares to the balance account with The Depository Trust Company specified by the Holder through its Deposit Withdrawal Agent Commission system, to the Holder within two business days after the date of this Agreement.

2. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Holder (on the date hereof and on the date of the delivery of the Shares) that:

(a) The offer and issuance of the Shares is and will be exempt from registration under the Securities Act, pursuant to the exemption provided by Section 3(a)(9) thereof. As a result of the foregoing, the Shares shall be freely tradable by the Holder.

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(b) The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and to issue the Shares in accordance with the terms hereof and thereof. The execution and delivery of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of the Shares, have been duly authorized by the Company’s board of directors, and (other than any filings as may be required by any federal and state securities agencies) no further filing, consent or authorization is required by the Company, its board of directors or its shareholders. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Company of this Agreement and the offer and issuance of the Shares requires no consent of, action by or in respect of, or filing with, any person or entity, governmental body, agency, or official.

(c) The Shares, when issued pursuant to the terms hereof, will be validly issued, fully paid and nonassessable and free from all taxes, liens, charges and other encumbrances with respect to the issue thereof.

(d) The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder, and the issuance and delivery of the Shares, will not (i) violate any provision of law, any order of any court or other agency of government, (ii) violate the articles of incorporation or the bylaws of the Company, each as amended, (iii) violate any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or (iv) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument.

(e) The authorized capital stock of the Company which is common stock consists of 800,000,000 shares of Common Stock, no par value per share. As of the date of this Agreement, 379,440,863 shares of Common Stock were validly issued and outstanding, fully paid and nonassessable. All outstanding securities of the Company are validly issued, fully paid and nonassessable. No stockholder of the Company is entitled to any preemptive rights with respect to the purchase of or sale of any securities of the Company.

(f) The Company has not, nor has any subsidiary of the Company, nor has any person acting on its or their behalf, directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the exchange and issuance of the Shares pursuant to this Agreement or any related agreements to be integrated with prior offerings by the Company or any subsidiary of the Company for purposes of the Securities Act which would prevent the Company from delivering the Shares to the Holder pursuant to Section 3(a)(9) of the Securities Act, nor will the Company, nor any subsidiary of the Company take any action or steps that would cause the exchange, issuance and delivery of the Shares to be integrated with other offerings to the effect that the delivery of the Shares to the Holder would be seen not to be exempt pursuant to Section 3(a)(9) of the Securities Act.

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(g) Upon the issuance and delivery of the Shares to the Holder by the Company, such Shares shall be listed upon each such national securities exchange upon which the Common Stock is then listed and the Company shall maintain such listing of all of the Shares on such national securities exchange to the extent that the listing of any other shares of Common Stock is so maintained there.

(h) The representations and warranties made by the Company in this Agreement, taken as a whole, do not contain and will not contain, any misstatements of material fact or omit to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

3. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous agreements and understandings, oral or written, with respect to such matters.

4. COUNTERPARTS. This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered (by fax, email or otherwise) to the other party, it being understood that both parties need not sign the same counterpart.

5. INDEMNIFICATION. The Company agrees to indemnify, hold harmless, reimburse and defend the Holder, each of the Holder’s officers, directors, agents, affiliates, employees, control persons, partners and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees and expenses) of any nature, incurred by or imposed upon the Holder which results, arises out of or is based upon: (i) any misrepresentation by the Company or breach of any warranty by the Company in this Agreement; or (ii) any breach or default in performance by the Company of any covenant or undertaking to be performed by Company hereunder.

6. AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the parties hereto, and no waiver of any provision of this Agreement, nor consent to any departure by either party from it, shall be effective unless it is in writing and signed by the affected party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of a party to exercise, and no delay in exercising, any right or remedy under this Agreement shall operate as a waiver by such party, nor shall any single or partial exercise of any right or remedy under the Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy.

7. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made in this Agreement will survive the execution and delivery of this Agreement and the issuance and delivery of the Shares.

8. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the substantive laws of the State of New York without regard for conflicts of laws or choice of laws principles.

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9. FURTHER ASSURANCES. Each party hereto agrees to (i) execute and deliver, or cause to be executed and delivered, all such other and further agreements, documents and instruments and (ii) take or cause to be taken all such other and further actions as the other party hereto may reasonably request to effectuate the intent and purposes, and carry out the terms, of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CELL THERAPEUTICS, INC.		MILFAM I L.P.

		By:	Milfam LLC
		Its:	General Partner

By:	/s/ James A. Bianco, M.D.	By:	/s/ Lloyd I. Miller
	James A. Bianco, M.D.		Lloyd I. Miller, Manager
CEO

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